EXHIBIT 9


                         SECONDARY BLOCK TRADE AGREEMENT
                         -------------------------------

July 16, 2003

                  15,752,802 SHARES OF COMMON STOCK OF PROLOGIS

This agreement dated July 16, 2003 sets out the terms under which UBS Securities LLC ("UBS" / "Buyer") will purchase 15,752,802 shares of common stock (the "Shares") of ProLogis (the "Issuer") from Security Capital Warehouse Distribution Business Trust ("Seller").

1.     PURCHASE AND SALE

       Subject to the terms and conditions of this agreement (the "Agreement"), Seller agrees as legal and beneficial owner to sell the Shares, free of all liens, charges or other encumbrances and Buyer agrees to purchase and pay for the Shares at a net price of $27.552 per Share for a total consideration of $434,021,200.70 (the "Purchase Price") together with all dividends, distributions and other benefits attaching to the Shares as from the date hereof (the "Trade Date").

2.     CLOSING

       (a) On July 21, 2003 or at such other time and/or date as Seller and Buyer may agree (the "Closing Date"), Buyer shall pay to Seller the Purchase Price for the Shares by transfer to Seller's account to be identified in writing at least 48 hours prior to payment against delivery of the Shares on the Closing Date. Such delivery shall be effected by crediting the Shares in registered form to the participant account of UBS Securities LLC at the Depository Trust and Clearing Corporation ("DTC"), DTC participant number 642.

       (b) Seller undertakes with Buyer that it will bear and pay any stamp or other duties or taxes on or in connection with the sale and transfer of the Shares to be sold by Seller and the execution and delivery of this Agreement and any other tax payable by Seller in connection with the transaction contemplated hereby.

3.     EXPENSES

       Seller and Buyer shall bear their own legal costs (if any) and all their other out-of-pocket expenses (if any).

4.     REPRESENTATIONS AND WARRANTIES

       (a) As a condition of the obligation of Buyer to purchase and pay for the Shares, Seller represents and warrants to Buyer as follows:-

              (i) that Seller is the holder and sole legal and beneficial owner of the Shares free from all liens, charges and other encumbrances and that, to the best knowledge of Seller, the Shares rank pari passu in all respects with other outstanding shares of common stock of the Issuer, including their entitlement to dividends,

              (ii)   that Seller has the power and  authority to sell the Shares
                     hereunder  and  no  person  has  any   conflicting   right,
                     contingent or otherwise, to purchase or to be offered for purchase, the Shares, or any of them,
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              (iii)  that  the  execution,  delivery  and  performance  of  this
                     Agreement has been duly authorised by Seller and upon execution and delivery of the Agreement by the Buyer and the Seller will constitute a legal, valid and binding obligation of Seller,

              (iv) that the execution, delivery and performance of this Agreement by Seller will not infringe any law or regulation applicable to Seller and is not and will not be contrary to the provisions of the constitutional documents of Seller and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which Seller is a party or by which it or its property is bound,

              (v) that there are no restrictions (contractual or otherwise) prohibiting or otherwise affecting the sale or transfer of the Shares to Buyer, other than those necessary to ensure compliance with the registration requirements of the U.S. Securities Act of 1933, as amended, or an exemption therefrom, and those contained in the constituent documents of the Issuer, and no consents or approvals are required to be obtained in connection with the sale of the Shares to Buyer and the sale of the Shares to Buyer will not violate or breach any representation or warranty made by Seller pertaining to the Shares,

              (vi) that all consents and approvals of any court, government department or other regulatory body required by Seller for the offering of the Shares and the execution, delivery and performance of the terms of this Agreement have been obtained and are in full force and effect,

              (vii) Seller does not possess any material non-public information with respect to the Issuer, and

              (viii) Seller is not an affiliate of the Issuer within the meaning of Rule 144 under the Securities Act of 1933, as amended.

       (b) Seller covenants with Buyer that it will keep Buyer indemnified against any losses, liabilities, costs, claims, actions and demands (including any expenses arising in connection therewith) which it may incur, or which may be made against it as a result of or in relation to any actual or alleged misrepresentation in or breach of any of the above representations and warranties and will reimburse Buyer for all costs, charges and expenses which it may pay or incur in connection with investigating, disputing or defending any such action or claim.

       (c) The above representations, warranties and indemnity shall continue in full force and effect notwithstanding any investigation by or on behalf of Buyer or completion of this Agreement.

6.     CONDITIONS TO CLOSING

       The obligations of Buyer hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of Seller herein are, and as of the Closing Date will be, true, complete and accurate.

7.     LAW AND JURISDICTION

       This Agreement is governed by the laws of the State of New York as applied to contracts to be performed wholly within the State of New York. Each party hereto

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       irrevocably  submits to the extent  permitted under applicable law to the non-exclusive jurisdiction of the federal and state courts located in the Borough of Manhattan, State of New York. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement. Each party certifies (i) that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of any such suit, action or proceeding and (ii) acknowledges that it and the other party have entered into this Agreement, in reliance on, among other things, the mutual waivers and certifications in this Section.

8.     NOTICES

       Any notice or notification in any form to be given by the Buyer is to be sent by facsimile, addressed to the Seller and using the following address and facsimile number:

       Security Capital Warehouse Distribution Business Trust
       292 Long Ridge Road
       Stamford, CT 06927
       Attn: Philip Mintz
       Telecopier: 203-585-0179

       With a copy to:

       GE Capital Real Estate
       292 Long Ridge Road
       Stamford, CT 06927
       Attn: Legal Operations/Security Capital
       Telecopier: 203-257-6768

       Any such notice shall take effect at the time of dispatch.

9.     MISCELLANEOUS

       (a)    Time shall be of the essence of this Agreement.

       (b) The heading to each Clause is included for convenience only and shall not affect the construction of this Agreement.

       (c) In the event any provision of this Agreement is found to be or becomes invalid or unenforceable, no other provision of this Agreement shall thereby be affected and the Agreement shall remain valid and enforceable in respect of all remaining provisions, and any invalid or unenforceable provision will be deemed to be replaced by a provision which as nearly as possible accomplishes the commercial purpose of the original.

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If the  foregoing  is in  accordance  with your  understanding,  please sign and return to us a counterpart hereof. Upon acceptance by you this Agreement and such acceptance shall constitute a binding agreement between Buyer and Seller.

Yours faithfully

UBS SECURITIES LLC

By:     /s/ ANDREW TUTHILL                    By:      /s/ DANIEL COLEMAN
     -----------------------------------          ------------------------------
         Andrew Tuthill                                 Daniel Coleman
         Executive Director                             Managing Director

Agreed to and accepted by Seller:

SECURITY CAPITAL WAREHOUSE DISTRIBUTION BUSINESS TRUST

By:      /s/ JEFFREY A. KLOPF
     --------------------------------
         Jeffrey A. Klopf
         Secretary




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